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                                                                     EXHIBIT 5.1


                               September 4, 1998


ALTERA CORPORATION
101 Innovation Drive
San Jose, CA 95134

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Altera Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about September 4, 1998 in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of Common Stock reserved for issuance under the 1996 Stock Option Plan (the "1996 Plan"), 300,000 shares of Common Stock reserved for issuance under the 1987 Employee Stock Purchase Plan (the "ESPP"), 170,000 shares of Common Stock reserved for issuance under the 1998 Director Stock Option Plan (the "Director Plan") and 11,250 shares of Common Stock reserved for issuance under a stock option grant to Paul Newhagen on May 13, 1998 (the "Director Grant") (collectively the "Shares"). As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance, sale and payment of consideration for the Shares to be issued under the 1996 Plan, the ESPP, the Director Plan or the Director Grant, as the case may be.

     It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken by the Company prior to the issuance and sale of the Shares pursuant to the 1996 Plan, the ESPP, the Director Plan or the Director Grant, as the case may be, and upon completion of the proceedings being taken by the Company in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in, and pursuant to the agreement which accompanies each grant under the 1996 Plan, the ESPP, the Director Plan or the Director Grant, as the case may be, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                           By: /S/THOMAS C. DeFILIPPS
                                              -----------------------------
                                              Thomas C. DeFilipps, Member